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                                                                Exhibit 10.11


                            REIMBURSEMENT AGREEMENT

     This Reimbursement Agreement (the "Agreement") is entered into this 21st day of June 1996 by and between First Alliance Mortgage Company (the "Company"), Brian Chisick, Trustee of the Chisick Trust No. 1 U/D/T dated March 30, 1996 ("Trust No. 1), Brian Chisick, Trustee of the Chisick Trust No. 2 U/D/T dated March 30, 1996 ("Trust No. 2"), and Brian and Sarah Chisick, as Co-Trustees of The Brian and Sarah Chisick Revocable Trust U/A dated March 7, 1979 ("Family Trust") (each a "Stockholder" and collectively the "Stockholders").

                                    RECITALS

     1. Trust No. 1, Trust No. 2 and the Family Trust own, respectively, 20%, 20% and 60% of the outstanding common stock of the Company.

     2. The Company is an S corporation under the applicable provisions of the Internal Revenue Code (the "Code");

     3. The Company is in the process of effecting a public offering (the "Public Offering") of its common stock pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission on May 13, 1996; and

     4. The Stockholders intend to reimburse the Company for certain increases in the Company's taxes for periods after the Public Offering.

                                   ARTICLE I

                                  DEFINITIONS

     "Accumulated Adjustment Account" means the account of the Company as defined under Section 1368(a)(1) of the Code.

     "Audit Adjustment" means any net decrease, as a result of any Final Adjustment to the Company's federal or state income or franchise tax return for any S period, in the Company's Accumulated Adjustment Account on the date of revocation of the Company's S corporation status, as reflected on Schedule M-2 of the Company's federal income tax return or equivalent state tax schedules (or any successor schedule) for the taxable period ending on such termination date.

     "C Corporation Taxable Year" means any taxable year that will commence on or after the revocation, pursuant to section 1362(d)(1) of the Code, of the Company's S status in connection with the Public Offering.

     "Final Adjustment" means a final adjustment to the Company's federal or state income or franchise tax return for any S period.

     "S period" means the period defined under Section 1368(e)(2) of the Code.
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                                   ARTICLE II

                             AGREEMENT TO REIMBURSE

     1. The Stockholders agree to reimburse the Company for any aggregate increase, in any C Corporation Taxable Year, in the Company's federal and state income and franchise tax liability, including interest and penalties attributable thereto, that results from an Audit Adjustment(the "Reimbursement Amount"). The obligation of each Stockholder shall be several but not joint, and shall be equal to the Reimbursement Amount multiplied by such Stockholder's ownership percentage in the Company as set forth under Recital No. 1 above. The parties agree that the Reimbursement Amount shall be the only obligation of the Stockholders with respect to the tax liabilities of the Company, and the Stockholders shall have no obligation to reimburse the Company for any tax liabilities of the Company if the Company is treated as a C corporation at any time prior to the Public Offering.

     2. The Reimbursement Amount shall be computed by the Company in good faith, and a notice thereof with an explanation shall be sent to the Stockholders. The Stockholders shall pay the Reimbursement Amount within 30 days of the delivery of the notice to the Stockholders' addresses as set forth in this Agreement. If the Stockholders disagree with the computation of the Reimbursement Amount, the Stockholders and the Company shall make their best efforts to resolve any differences. If the parties are unable to resolve their differences after a good faith effort, the Company and the Stockholders shall jointly and in good faith appoint an independent accounting firm to review the computations. The decision of the accounting firm shall be binding on both parties.

     3. The parties shall cooperate in good faith to effect the purposes of this Agreement, and shall provide to each other any information necessary to determine the Reimbursement Amount and to resolve any differences.

     4. In the case of an audit of the Company's S period by any federal or state authority, the Company shall provide notice to Stockholder, and shall keep the Stockholder reasonably informed of the audit process. However, the Stockholder shall not have any right to participate in such audit, and the Company shall have full power and authority to compromise, settle, or dispute claims of the taxing authority.

                                       FIRST ALLIANCE MORTGAGE COMPANY

                                       By:
                                           ----------------------------


                                       BRIAN CHISICK, TRUSTEE OF THE CHISICK
                                       TRUST NO. 1 U/D/T DATED MARCH 30, 1996


                                       -------------------------------


                                       BRIAN CHISICK, TRUSTEE OF THE CHISICK
                                       TRUST NO. 2 U/D/T DATED MARCH 30, 1996


                                       -------------------------------


                                       BRIAN AND SARAH CHISICK, AS
                                       CO-TRUSTEES OF THE BRIAN AND SARAH
                                       CHISICK REVOCABLE TRUST U/A DATED
                                       MARCH 7, 1979


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